UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2014

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

000-32561

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 14, 2014 in Aurora, Ohio. Three proposals were voted upon at the Meeting, which were (1) the election of three (3) persons to serve as directors of the Company for a three-year term expiring at the 2017 Annual Meeting; (2) approving a non-binding advisory vote regarding the compensation of the Company’s named executive officers as disclosed in its proxy statement; and, (3) the ratification of the selection of S. R. Snodgrass, P.C. as the independent registered public accountants for the fiscal year ending December 31, 2014. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 7, 2014.

The results of the proposals appear below:

Proposal 1. Election of Directors for a three-year term:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Eric W. Hummel	1,158,255	38,402	371,144
Kenneth E. Jones	1,143,137	53,520	371,144
James J. McCaskey	1,147,968	48,689	371,144

Proposal 2. Non-binding advisory vote approving the compensation of the Company’s executive officers as disclosed in the proxy statement:

			Broker
For	Against	Abstentions	Non-Votes
1,061,665	91,375	43,617	371,144

Proposal 3. Ratification of the selection of S. R. Snodgrass, P. C. as independent registered public accountants.

			Broker
For	Against	Abstentions	Non-Votes
1,523,711	38,793	5,296	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 15, 2014	/s/ James R. Heslop, II ,
Executive Vice President and COO